Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Sidus Space, Inc.

We consent to the inclusion in the Form S-1 Registration Statement of Sidus Space, Inc. (the “Company”) our report dated April 4, 2022 relating to our audit of the balance sheets as of December 31, 2021 and 2020, and statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2021 and 2020.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

August 25, 2022